Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530

FOR IMMEDIATE RELEASE

PACCAR Announces Excellent Quarterly Revenues and Earnings

European Truck Market Rebounds Strongly

October 27, 2015, Bellevue, Washington – “PACCAR reported strong revenues and net income for the third quarter of 2015,” said Ron Armstrong, chief executive officer. “PACCAR’s third quarter results reflect the benefits of increased truck sales in North America and Europe, and excellent aftermarket parts and financial services results worldwide. This was the second best quarter in PACCAR’s 110-year history. I am very proud of our 24,500 employees who have delivered outstanding results to our shareholders and customers.”

PACCAR earned $431.2 million ($1.21 per diluted share) for the third quarter of 2015, an increase of 16 percent compared to $371.4 million ($1.04 per diluted share) earned in the third quarter of 2014. Third quarter net sales and financial services revenues were $4.85 billion this year compared to $4.93 billion for the same period last year. PACCAR achieved an 8.9% after-tax return on revenues in the third quarter versus a 7.5% after-tax return on revenues a year ago. For the first nine months of 2015, PACCAR reported a 31% increase in net income to $1.26 billion ($3.53 per diluted share) compared to $964.5 million ($2.71 per diluted share) in 2014. Net sales and financial services revenues for the first nine months of 2015 were $14.76 billion compared to $13.88 billion last year.

“Our DAF customers in Europe are benefiting from improved economic growth, low interest rates, strong freight activity and the excellent operating efficiency of the DAF Euro 6 range of trucks,” noted Armstrong. “DAF increased production at its Eindhoven truck assembly factory to record rates in the fourth quarter to meet customer demand for our industry-leading DAF vehicles.”

DAF XF Euro 6 Vehicle

PACCAR Repurchases Shares and Announces New $300 Million Authorization

PACCAR repurchased 1.37 million of its common shares for $78.6 million during the third quarter. PACCAR completed its previously authorized $300 million share repurchase program, and the PACCAR Board of Directors approved the repurchase of an additional $300 million of its outstanding common stock. The new authorization has $286.8 million available for repurchases as of September 30, 2015. “PACCAR’s excellent net profits and strong cash flow make the company’s shares an attractive long-term investment. The stock repurchase program reflects the Board’s confidence in PACCAR’s successful global business growth,” said Bob Christensen, PACCAR president and chief financial officer.

Financial Highlights – Third Quarter 2015

Highlights of PACCAR’s financial results for the third quarter of 2015 include:

•	Consolidated sales and revenues of $4.85 billion.

•	Net income of $431.2 million, an 8.9 percent after-tax return on revenues.

•	PACCAR Parts quarterly pre-tax income of $145.4 million.

•	Financial Services quarterly pre-tax income of $92.9 million.

•	Cash generated from operations of $664.1 million.

•	Manufacturing cash and marketable securities of $3.45 billion.

•	Medium-term note issuances of $630.2 million.

Financial Highlights – Nine Months 2015

Highlights of PACCAR’s financial results for the first nine months of 2015 include:

•	Consolidated sales and revenues of $14.76 billion.

•	Net income of $1.26 billion.

•	PACCAR Parts revenues of $2.31 billion and record pre-tax income of $430.0 million.

•	Financial Services pre-tax income of $272.7 million.

•	Cash generated from operations of $1.85 billion.

•	Medium-term note issuances of $1.94 billion.

Global Truck Markets

“Customers recognize DAF’s product quality leadership, low operating costs and excellent resale value,” said Harrie Schippers, DAF president. “DAF’s above 16-tonne truck registrations year-to-date were up 30% versus the same period last year. The European truck industry above 16-tonne market registrations year-to-date increase is 20%.” It is estimated that European truck industry sales in the above 16-tonne market will be in the range of 255,000-265,000 units this year and are projected to increase to a range of 250,000-280,000 units in 2016.

“The U.S. and Canada truck industry Class 8 retail sales year-to-date are 18% higher compared to the same period last year. Kenworth and Peterbilt customers are benefiting from good economic growth, strong freight tonnage and lower fuel prices,” said Dan Sobic, PACCAR executive vice president. “Next year should be another strong year for truck sales.” Class 8 industry retail sales for the U.S. and Canada in 2015 are estimated to be in the range of 275,000-285,000 vehicles. Estimates for U.S. and Canada truck industry Class 8 retail sales in 2016 are in the range of 240,000-270,000 units.

Kenworth and Peterbilt Technology Leadership Enhances Vehicle Performance

Kenworth and Peterbilt Predictive Cruise Control is in production for Kenworth T680 and T880 and Peterbilt Model 579 and Model 567 trucks, specified with the PACCAR MX-13 engine. “This innovative technology integrates cruise control with global positioning data to predict road contours, enabling trucks equipped with the PACCAR MX-13 engine and integrated transmission to achieve optimal fuel economy,” said Darrin Siver, PACCAR vice president and Peterbilt general manager.

Kenworth and Peterbilt have developed additional technologies to enhance driver performance and vehicle profitability. Driver Performance Assistant and Driver Shift Aid are standard equipment on Kenworth T680 and T880 and Peterbilt Model 579 and Model 567 trucks, powered by the PACCAR MX-13 engine. Driver Performance Assistant provides drivers with real-time feedback which can improve vehicle performance and fuel economy. Driver Shift Aid provides drivers, in vehicles equipped with manual transmissions, a visual cue to shift at the optimal RPM and engine torque to maximize fuel economy.

Peterbilt Model 579 and Kenworth T680 with PACCAR MX-13 Engine

DAF Introduces New Products at Amsterdam Truck Show

DAF displayed its state-of-the-art Euro 6 product range at the Amsterdam truck exhibition this month. DAF introduced the new LF 2016 Edition in the “DAF Transport Efficiency” program. The LF 2016 Edition features enhancements to the PACCAR PX-5 engine, resulting in up to 5% better fuel efficiency. A new DAF aerodynamic package results in 4% better fuel efficiency, while advanced technologies such as Lane Departure Warning System, Advanced Emergency Braking System, Forward Collision Warning and Adaptive Cruise Control enhance safety and driver comfort. “The new industry-leading products and services at the exhibition reflect DAF’s ongoing investments to further enhance transport efficiency for our customers,” said Richard Zink, DAF sales and marketing director.

DAF LF Euro 6 Urban Truck

DAF Brasil Expands Product Offerings

DAF Brasil plans to begin local assembly of the versatile DAF CF Series and the PACCAR MX-13 engine. The DAF CF’s excellent maneuverability, sturdy design, powerful PACCAR MX-13 engine and broad range of chassis and axle configurations make it ideal for many applications. “Customers will appreciate the versatility of the DAF CF truck for applications ranging from urban delivery and construction to long-haul transport,” said Marco Davila, PACCAR vice president. “The DAF CF is an excellent vehicle that complements the DAF XF in the marketplace.”

PACCAR Launches the PACCAR MX-11 Engine in North America

PACCAR is expanding its range of PACCAR engines in North America with the introduction of the PACCAR MX-11 engine, with output up to 430 HP and 1,550 lb.-ft. of torque. The PACCAR MX-11 is scheduled to be available in Kenworth and Peterbilt trucks in early 2016. PACCAR successfully launched the PACCAR MX-11 engine in Europe in 2013 and has installed over 10,000 PACCAR MX-11 engines in DAF trucks. “The PACCAR MX-11 engine is designed to deliver optimum performance and fuel economy, industry-leading durability and reliability, and a quiet operating environment for the driver,” said Landon Sproull, PACCAR assistant vice president.

PACCAR’s Columbus, Mississippi engine factory recently celebrated the production of its 100,000th PACCAR MX-13 engine. The 450,000 square foot engine facility, which opened in 2010, has earned Manufacturing Leadership awards from Frost & Sullivan the past two years. Gary Moore, PACCAR senior vice president, commented, “The excellent performance and low cost of ownership make the PACCAR MX-13 and PACCAR MX-11 excellent choices for both over-the-road and vocational applications.”

PACCAR Engine Factory in Columbus, Mississippi

Capital Investments and Product Development

PACCAR’s excellent long-term profits, strong balance sheet and intense focus on quality have enabled the company to invest $5.9 billion in new PACCAR assembly facilities, innovative products and new technologies during the past decade. Capital investments of $300-$350 million and research and development expenses of $235-$245 million in 2015 are delivering enhanced powertrains, expanded product offerings and increased operating efficiency at PACCAR assembly facilities. Capital investments are projected to be $325-$375 million and research and development expenses are estimated to be $240-$270 million in 2016, as PACCAR further enhances its aftermarket support, manufacturing facilities and product range.

PACCAR Parts Achieves Record Results

PACCAR Parts generated revenues of $778.0 million for the third quarter of 2015, compared to $784.2 million achieved in the third quarter of 2014. Third quarter 2015 pre-tax income was $145.4 million, 14 percent higher than the $127.9 million earned in the third quarter last year. PACCAR Parts’ nine month revenues were $2.31 billion compared to $2.29 billion for the same period last year. Pre-tax profit increased 17 percent to a record $430.0 million in the first nine months of 2015 compared to $366.7 million in the same period of 2014.

“PACCAR Parts’ innovative marketing programs, new facility investments by Kenworth, Peterbilt and DAF dealers and high fleet utilization are contributing to record parts and service business,” said David Danforth, PACCAR vice president and PACCAR Parts general manager.

PACCAR Parts has introduced TRP stores, building on the success of PACCAR Parts’ TRP brand of aftermarket parts for all makes of medium- and heavy-duty trucks, trailers and buses. TRP stores are strategically located to bring TRP products and technical expertise close to the customer. “The TRP brand is supported by PACCAR Parts’ global distribution network, which increases the aftermarket parts and service business available to our dealers,” commented Dick Leek, PACCAR Parts Europe general manager.

Financial Services Companies Achieve Strong Quarterly Results

PACCAR Financial Services (PFS) has a portfolio of 174,000 trucks and trailers, with total assets of $12.36 billion. PacLease, a major full-service truck leasing company in North America and Europe with a fleet of over 38,000 vehicles, is included in this segment.

PFS achieved strong profits during the third quarter and first nine months of 2015 due to excellent portfolio performance. PFS earned $92.9 million in the third quarter compared to $96.9 million earned in the same period last year. Third quarter 2015 revenues were $301.0 million compared to $305.9 million in the same quarter of 2014. For the nine-month period, Financial Services pre-tax income was $272.7 million compared to $274.1 million last year. Nine-month revenues were $879.5 million compared with $902.2 million for the same period a year ago. “Dealers and customers appreciate PFS providing leading-edge technology solutions, excellent customer service and dedicated support to the transportation industry,” said Bob Bengston, PACCAR senior vice president.

“PACCAR’s strong balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers,” said Todd Hubbard, PACCAR Financial president. “We have excellent access to the commercial paper and medium-term note markets, allowing PFS to profitably support the sale of PACCAR trucks in 22 countries on four continents.”

European Commission Update

DAF is cooperating with the European Commission and is preparing its response to the Statement of Objections issued in November 2014. The Statement expressed the Commission’s preliminary view that all major European medium- and heavy-duty truck manufacturers had participated in anticompetitive practices in the European Union. The Commission indicated that it will seek to impose significant fines on the manufacturers. The Commission will review the manufacturers’ responses before issuing a decision. Any decision would be subject to appeal. The company is unable to estimate the potential fine at this time.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss third quarter earnings on October 27, 2015, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q3 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through November 3, 2015. PACCAR shares are listed on the NASDAQ Global Select Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY INCOME STATEMENTS

(in millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Truck, Parts and Other:
Net sales and revenues	$4,546.2	$4,622.5	$13,880.3	$12,975.7
Cost of sales and revenues	3,851.3	4,006.3	11,822.7	11,321.2
Research and development	57.6	50.5	173.1	153.1
Selling, general and administrative	107.0	112.4	324.7	348.6
Interest and other expense, net	4.9	3.5	10.7	4.0

Truck, Parts and Other Income Before Income Taxes	525.4	449.8	1,549.1	1,148.8

Financial Services:
Revenues	301.0	305.9	879.5	902.2
Interest and other	181.7	179.9	526.7	542.9
Selling, general and administrative	24.0	24.3	71.4	72.7
Provision for losses on receivables	2.4	4.8	8.7	12.5

Financial Services Income Before Income Taxes	92.9	96.9	272.7	274.1
Investment income	6.2	5.7	16.6	17.0

Total Income Before Income Taxes	624.5	552.4	1,838.4	1,439.9
Income taxes	193.3	181.0	581.6	475.4

Net Income	$431.2	$371.4	$1,256.8	$964.5

Net Income Per Share:
Basic	$1.21	$1.05	$3.54	$2.72

Diluted	$1.21	$1.04	$3.53	$2.71

Weighted Average Shares Outstanding:
Basic	355.0	355.2	355.1	355.1

Diluted	355.9	356.3	356.1	356.2

Dividends declared per share	$.24	$.22	$.68	$.64

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	September 30	December 31
	2015	2014
ASSETS
Truck, Parts and Other:
Cash and marketable debt securities	$3,450.7	$2,937.1
Trade and other receivables, net	1,118.0	1,047.1
Inventories, net	893.1	925.7
Property, plant and equipment, net	2,140.7	2,313.3
Equipment on operating leases and other, net	1,559.4	1,478.3
Financial Services Assets	12,357.9	11,917.3

	$21,519.8	$20,618.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$4,250.4	$4,341.3
Financial Services Liabilities	9,925.6	9,524.3
STOCKHOLDERS’ EQUITY	7,343.8	6,753.2

	$21,519.8	$20,618.8

Common Shares Outstanding	355.0	355.2

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Nine Months Ended September 30	2015	2014
OPERATING ACTIVITIES:
Net income	$1,256.8	$964.5
Depreciation and amortization:
Property, plant and equipment	221.4	201.7
Equipment on operating leases and other	457.9	475.9
Net change in trade receivables, inventory and payables	120.0	(47.3)
Net increase in wholesale receivables on new trucks	(367.3)	(90.8)
All other operating activities, net	162.4	97.6

Net Cash Provided by Operating Activities	1,851.2	1,601.6

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(187.5)	(228.4)
Acquisitions of equipment for operating leases	(1,093.2)	(880.2)
Net increase in financial services receivables	(248.2)	(135.8)
Net increase in marketable securities	(216.1)	(127.9)
Proceeds from asset disposals and other	343.3	290.0

Net Cash Used in Investing Activities	(1,401.7)	(1,082.3)

FINANCING ACTIVITIES:
Payments of cash dividends	(595.7)	(545.8)
Purchases of treasury stock	(70.7)	(25.5)
Proceeds from stock compensation transactions	16.2	16.4
Net increase (decrease) in debt	675.1	(20.9)

Net Cash Provided by (Used in) Financing Activities	24.9	(575.8)
Effect of exchange rate changes on cash	(85.9)	(45.2)

Net Increase (Decrease) in Cash and Cash Equivalents	388.5	(101.7)
Cash and cash equivalents at beginning of period	1,737.6	1,750.1

Cash and cash equivalents at end of period	$2,126.1	$1,648.4

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
Sales and Revenues:
Truck	$3,744.7	$3,810.6	$11,497.2	$10,594.8
Parts	778.0	784.2	2,307.2	2,288.8
Financial Services	301.0	305.9	879.5	902.2
Other	23.5	27.7	75.9	92.1

	$4,847.2	$4,928.4	$14,759.8	$13,877.9

Pretax Profit:
Truck	$388.3	$330.0	$1,147.5	$801.9
Parts	145.4	127.9	430.0	366.7
Financial Services	92.9	96.9	272.7	274.1
Investment Income and Other	(2.1)	(2.4)	(11.8)	(2.8)

	$624.5	$552.4	$1,838.4	$1,439.9

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
United States and Canada	$3,247.6	$3,144.5	$10,064.1	$8,493.0
Europe	1,073.6	1,106.7	3,170.3	3,523.2
Other	526.0	677.2	1,525.4	1,861.7

	$4,847.2	$4,928.4	$14,759.8	$13,877.9

NEW TRUCK DELIVERIES

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2015	2014	2015	2014
United States and Canada	24,200	23,500	75,400	62,600
Europe	11,100	9,200	32,400	27,400
Other	4,100	4,600	11,500	12,800

	39,400	37,300	119,300	102,800